SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

May 13, 2003
(Date of earliest event reported)

ACE CASH EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-20774 (Commission file number)	75-2142963 (I.R.S. employer identification no.)

1231 Greenway Drive, Suite 600
Irving, Texas 75038
(Address of principal executive offices)

(972) 550-5000
(Registrant’s telephone number,
including area code)

Not Applicable
(Former Name or Former Address,
if Changed Since Last Report)

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

          Exhibit 99.1 Press release dated May 13, 2003.

Item 9. Regulation FD Disclosure (Information provided pursuant to Item 12, “Results of Operations and Financial Condition” in accordance with SEC Release No. 34-47583).

On May 13, 2003, Ace Cash Express, Inc. issued a press release announcing that it has:

•	entered into a settlement agreement to resolve claims asserted against it regarding the former offering of Goleta National Bank short-term loans at its stores; and

•	established a $5 million reserve in its financial statements for its third fiscal quarter ended March 31, 2003 and, accordingly, incurred a one-time charge, net of tax, of $3 million for that quarter.

A copy of the press release is Exhibit 99.1 to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACE CASH EXPRESS, INC

Dated: May 13, 2003	By:	/s/ MICHAEL J. BRISKEY

Michael J. Briskey
Vice President of Finance and
Interim Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated May 13, 2003.

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